Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Equity Incentive Plan of MIV Therapeutics, Inc. of our report dated July 7, 2004 with respect to the consolidated financial statements of MIV Therapeutics, Inc. included in the Annual Report on Form 10-KSB for the year ended May 31, 2004 filed with the Securities and Exchange Commission.

Vancouver, Canada,	/s/ “Moore Stephens Ellis Foster Ltd.”
July 14, 2008	Chartered Accountants